UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2019

FELLAZO INC.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39002	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Jinshan Building East, Unit 1903

568 Jinshan West Road

Yong Kang City, Zhejiang Province

People’s Republic of China 321300

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (86) 13012855255

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Ordinary Share, one Right and one Warrant	FLLCU	The NASDAQ Stock Market LLC
Ordinary Shares, par value $0.0001 per share	FLLC	The NASDAQ Stock Market LLC
Rights, exchangeable into one-tenth of one Ordinary Share	FLLCR	The NASDAQ Stock Market LLC
Warrants, each exercisable for one-half of one Ordinary Share, each whole Ordinary Share exercisable at $11.50 per whole share	FLLCW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously reported on a Current Report on Form 8-K filed on August 30, 2019 by Fellazo Inc. (the “Company”), on August 30, 2019, the Company submitted a hearing request to The Nasdaq Stock Market LLC (“Nasdaq”) appealing Nasdaq’s August 23, 2019 determination to delist the Company’s units from The Nasdaq Capital Market. Nasdaq has granted the Company a hearing to appeal the delisting, and a hearing has been scheduled for October 3, 2019.

The Company’s units will continue to trade on Nasdaq under the trading symbol “FLLCU” while the appeal is pending. As reported in the Company’s prospectus for its initial public offering dated July 24, 2019, it was contemplated that the Company’s ordinary shares, rights and warrants comprising the units would begin separate trading on the 52nd day following the date of such prospectus, subject to certain conditions. However, while the appeal is pending, Nasdaq will be unable to list the Company’s ordinary shares, rights or warrants, and the Company does not expect to separate the units until after it receives a decision from the Panel.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FELLAZO INC.

Date: September 17, 2019	By:	/s/ Nicholas Ting Lun Wong
Name: Nicholas Ting Lun Wong
Title: Chief Executive Officer

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